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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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     Date of Report (Date of earliest event reported):    April 15, 1997
                                                         (April 15, 1997)
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                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


          0-10592                                         14-1630287
 (Commission File Number)                 (IRS Employer Identification No.)
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                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (518) 377-3311

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



TrustCo Bank Corp NY


Item 5.           Other Events

                  Two press releases were issued on April 15, 1997, discussing first quarter results for 1997. Attached are the press releases labeled as exhibits 99(a) and 99(b).




Item 7.           (c) Exhibits


      Reg S-K Exhibit No.                         Description
                99(a)                             One   page    press
                                                  release dated April
                                                  15,   1997,    with
                                                  first  quarter 1997
                                                  results.

                99(b) Press release dated April 15, 1997, with first quarter 1997 results.






                                                    -2-

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 15, 1997

                                       TrustCo Bank Corp NY
                                       (Registrant)


                                       By:/s/ Robert T. Cushing
                                          ---------------------
                                            Robert T. Cushing
                                            Vice President and
                                            Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.                Description                         Page
------------------           ----------------------------            ----------
         99(a)             One Page Press  Release  dated April 15,      5
                           1997,  highlighting  first quarter 1997
                           results.





         99(b)             Press Release dated April 15, 1997,           6
                           highlighting first quarter 1997 results.












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                                                   Exhibit 99(a)
TRUSTCO
Bank Corp NY                                        News Release
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192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                NASDAQ -- TRST

Contact:          William F. Terry
                  Senior Vice President and Secretary
                  518/381-3611


Schenectady, New York -- April 15, 1997


FOR IMMEDIATE RELEASE:


TrustCo Bank Corp NY

(dollars in thousands, except per share data)
                                         1997                          1996
                                         ----                          ----

Three Months Ended
     March 31:
     Net Income                   $     7,593                         6,685
                                    =========                     ===========

Average Equivalent
  Shares Outstanding               21,157,000                    20,941,000

     Net Income per Share         $      0.36                          0.32
                                         ====                          ====



As of March 31:
Total Nonperforming Loans         $    11,792                        15,556
Total Nonperforming Assets             20,139                        18,463
Allowance for Loan Losses              51,845                        50,580
Allowance as a Percentage
  of Total Loans                         4.20%                         4.12


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                                                           -5-

                                                                 Exhibit 99(b)

TRUSTCO
Bank Corp NY                                                     News Release
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192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                      NASDAQ -- TRST

Contact:                            William F. Terry
                  Senior Vice President and Secretary
                  518-381-3611


FOR IMMEDIATE RELEASE:

                                                TRUSTCO ANNOUNCES
                           FIRST QUARTER 1997 RESULTS

Schenectady, New York -- April 15, 1997

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced record first quarter results, increases in net income, taxable equivalent net interest income, and continued improvements in the operating efficiencies of the Company. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

Net income for the first quarter of 1997 was $7.6 million, an increase of 14% over the $6.7 million earned during the comparable period in 1996. As a result, earnings per share for 1997 were $0.36, compared to $0.32 per share in 1996. Return on average equity for the first quarter of 1997 was 19.6% compared to 18.3% in 1996. Mr. McCormick noted, "As we have consistently stated, the single most important measure of TrustCo's performance is the return on shareholders' equity. Our goal for 1997 is a return of 20%, and the first quarter results put us well on our way to achieving this goal for 1997. I am extremely pleased with the results so far this year, and I am optimistic that 1997 will be another record year for TrustCo."

Taxable equivalent net interest income increased to $21.8 million for the 1997 first quarter. This increase was the result of an increase of $61 million in the average balance of interest earning assets from $2.1 billion in 1996 to $2.2 billion in 1997. The increase in interest earning assets was concentrated in the securities and loan portfolios. Commenting on this result, Mr. McCormick stated, "It is truly impressive that during this first quarter we achieved these record levels of earnings and were able to retain in excess of $370 million in overnight investment securities. We have positioned the Company to take advantage of changes in interest rates and to capture new customer relationships. Our branch expansion program will continue in 1997, and we already have plans to open new branches in South Glens Falls, Wynantskill, and in West Sand Lake."

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As a result of  improvements  in operating  expenses during 1997, the efficiency ratio for the first quarter of 1997 was 40.2% compared to 40.4% in 1996. Also during the first quarter, TrustCo increased the allowance for loan losses to $51.8 million at March 31, 1997, compared to $50.6 million for the comparable period in 1996. At March 31, 1997, the allowance for loan losses represented 4.20% of net loans outstanding, an increase from the 4.12% at March 31, 1996. The coverage ratio of the allowance for loan losses to nonperforming loans increased from 3.3 times coverage at March 31, 1996 to 4.4 times coverage at March 31, 1997.

Also during the quarter, TrustCo paid common stock cash dividends of $0.28 per share in 1997, compared to $0.24 per share in 1996. This represents a dividend payout ratio of almost 74% in 1997 and 73% in 1996. Commenting on the significant cash dividends that TrustCo paid to its shareholders, Mr. McCormick noted, "Even with the increase in cash dividends paid to our shareholders, we continue to meet the regulatory definition of a well capitalized institution. We retain within the Company sufficient capital to meet our needs for growth and for regulatory purposes. It has been our practice to return to our owners any capital that we cannot effectively utilize."

TrustCo Bank Corp NY serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 48 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $955 million of assets under management.






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